SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 30, 2003

PARAMETRIC TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	0-18059 (Commission File Number)	04-2866152 (IRS Employer Identification No.)

140 Kendrick Street, Needham, Massachusetts 02494

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(781) 370-5000

Item 9.    Regulation FD Disclosure.

On May 30, 2003, a lawsuit was filed against us by Rand A Technology Corporation of Mississauga, Canada. Rand historically has been our largest distributor. In our first fiscal quarter of 2003, we amended our distribution agreements with Rand covering certain territories to provide that Rand’s distribution rights under these agreements will expire on December 31, 2003 rather than on

October 1, 2005. Rand’s complaint alleges various breaches of distribution and reseller agreements between Rand and us and seeks equitable relief and substantial damages. We believe the claims are without merit and will contest them vigorously, but we cannot predict the ultimate resolution of this action at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2003	Parametric Technology Corporation

By: /s/ Aaron C. von Staats

Aaron C. von Staats

Senior Vice President &

General Counsel